UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 28, 2015, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement dated December 28, 2015 (the “SPA”) with certain investors named on the Schedule of Buyers attached to the SPA (each a “Buyer”) pursuant to which the Company has agreed to issue $22.1 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series D common stock purchase warrants (the “Warrants”). The Buyers will purchase Notes and related Series D Warrants through payment of cash at a discount to the principal face amount or through the exchange of outstanding Series C Warrants of the Company (“Series C Warrants”) without a discount to the principal face amount at an exchange rate of 500 Series C Warrants for each $1,000 principal amount of Notes and related Series D Warrants.

The Notes will not bear any ordinary interest. Those investors who purchase in cash will receive an original issue discount equal to sixteen (16) months of simple interest at a rate of six percent (6.0%) per annum on the aggregate principal of the Notes (assuming, that the entire aggregate original principal amount remains outstanding through the maturity date). Those purchasers who exchange Series C Warrants for Notes will receive the principal face amount based on the exchange ratio stated above. The Company will receive total gross proceeds of $18.4 million, assuming all conditions for subsequent funding, as described below, are met. $2.1 million of Notes and related Warrants will be issued in exchange for the surrender and cancellation of 1,050,000 Series C Warrants.

The SPA provides that each Buyer shall pay for the Notes and the Warrants to be issued and sold to such Buyer at the closing (1) 25% of its applicable aggregate cash purchase price to the Company by wire transfer of immediately available funds, (2) 75% of its applicable aggregate cash purchase price to an account established for such Buyer (a “Master Restricted Account”) by wire transfer of immediately available funds, such Purchase Price to be held and released by the bank at which such Master Restricted Account is established in accordance with and pursuant to the terms and conditions of an account control agreement between the Buyer and the bank (a “Master Control Account Agreement”), and (3) 100% of its exchange purchase price to the Company in accordance with the Company’s written instructions by delivery and surrender for exchange of the required number of Series C Warrants.

The remaining 75% of the aggregate cash purchase price will be released to the Company as follows: (1) 25% will be released 30 trading days following the later of (x) the “Control Account Release Eligibility Date” and (ii) the first installment date under the Note, (2) 25% will be released 90 trading days following the Control Account Release Eligibility Date and (3) 25% will be released 120 trading days following the Control Account Release Eligibility Date. “Control Account Release Eligibility Date” means the later of (x) the date the Company obtains the required stockholder approval of the issuance of the shares of common stock upon conversion of the notes pursuant to the rules of the NASDAQ Stock Market and (y) the earlier of (I) the date a resale registration statement registering all of the shares of Common Stock issuable upon conversion of the Notes and (II) the initial date the shares of Common Stock issuable upon conversion of the Notes may be freely sold by a non-affiliate of the Company pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

Release of the remaining cash purchase price will be subject to certain equity conditions including, but not limited to: (i) effective registration statements registering the shares of Common Stock issuable upon conversion of the Notes or such shares being eligible for sale pursuant to Rule 144 without any volume limitation by the holder; (ii) the Common Stock is designated for quotation on the Nasdaq Capital Market or any other eligible market and shall not have been suspended from trading on such exchange or market; (iii) the Company shall have previously delivered all shares of Common Stock pursuant to the terms of the Notes and upon exercise of the Warrants to the holders on a timely basis; (iv) the Company shall not have failed to timely make any payments within five (5) business days of when such payment is due pursuant to any of the transaction documents; (v) there shall not have occurred either (A) the public announcement of a pending, proposed or intended fundamental transaction which has not been abandoned, terminated or consummated, (B) an event of default or (C) an event that with the passage of time or giving of notice would constitute an event of default; (vi) the Holder shall not be in possession of any material, nonpublic information received from the Company, its respective agent or affiliates; (vii) the shares of Common Stock issuable upon conversion are duly authorized and listed and eligible for trading without restriction on an eligible market; (viii) the daily dollar trading volume of the Common Stock as reported by Bloomberg for each trading day during the applicable measuring period shall be at least $650,000; and (ix) on each trading day during the applicable measuring period, the weighted average price of the Common Stock equals or exceeds $0.50.

The SPA contains customary representations and warranties of the Buyers and the Company regarding the purchase and offer and sell, respectively, of the Notes and Warrants. Under the SPA, the Company makes certain covenants including, but not limited to: (i) timely filing its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) provision of certain financial information to the Buyers, (iii) maintaining the listing of the shares of Common Stock on an eligible market, (iv) payment of certain fees of the Buyers, (v) maintaining a share reserve of the Common Stock for issuance upon conversion of the Notes and exercise of the Warrants, initially to be 120,000,000 shares of Common Stock, (vi) until the later of (I) the date that 90 days after the date the Company obtains the required stockholder approval and (II) the earlier of (a) the time of the registration of all of shares of Common Stock to be registered under the Registration Rights Agreement (as described below) or (b) such time as all of such shares of common stock, if a registration statement is not available, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), restriction to grant any other registration rights, except for the Company’s current registration statement on Form S-1 (333-207761), (vii) until the earlier of (a) the date the Company obtain the required stockholder approval or (b) one year from the closing, restriction to enter into any transaction that would constitute a Dilutive Issuance (as defined in the SPA), (viii) for two years after the closing or until such time as no Notes are outstanding, will provide to certain of the Buyers certain rights of first refusal in subsequent financings of the Company, and (ix) use its reasonable best efforts to obtain the required stockholder approval.

The closing of the transactions contemplated by the SPA is expected to occur on or about December 30, 2015 and is subject to certain customary closing conditions and deliverables as set forth in the SPA, including but not limited to, the execution of certain subordination agreements for the Company’s outstanding indebtedness to Spring Forth Investments LLC and the Utah Autism Foundation. If the transactions in the SPA do not close in accordance with the terms of the SPA within 5 business days of the execution of the SPA, then any non-breaching party may terminate the SPA.

Senior Secured Convertible Notes

The Notes will be represented by a form of senior secured convertible note attached to the SPA as Exhibit A. In addition to the terms and conditions of the Notes as described above, the Notes provide that the Company will repay the principal amount of Notes in 12 equal installments (each a “Installment Date”) beginning 4 months after the original date of issuance. On each installment date, assuming the equity conditions are met, including but not limited to those set forth above, the installment payment shall automatically be converted into shares of Common Stock, provided however that the Company may elect prior to any Installment Date to redeem all or a portion of the installment amount in cash.

The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price, (ii) initially 80% of the arithmetic average and (ii) after nine months from closing, 85% of the arithmetic average, in each case of the lower of (i) the three lowest daily weighted average prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (iii) the weighted average price of the Common Stock on the trading day immediately preceding the Installment Date, subject in all cases to a floor price of $0.20.

Any holder of a Note may by notice to the Company accelerate up to three future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to the Company defer any installment payment to a later Installment Date.

At any time after issuance the Notes will be convertible at the election of the holder into shares of Common Stock of the Company at a conversion price equal to 120% of the arithmetic average of the five weighted average prices of the Common Stock on the five consecutive trading days immediately prior to the closing date. Conversion of the note is subject to a blocker provision which prevents any holder from converting into shares of Common Stock if their beneficial ownership of the Common Stock would exceed either 4.99% or 9.99% of the Company’s issued and outstanding Common Stock, as elected by the holder at Closing. Further, prior to the Company receiving the necessary stockholder approval, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding Common Stock on the date of closing, with the Notes issued in exchange for the Series C Warrants not being convertible at all until shareholder approval is obtained. The conversion price is subject to certain adjustments upon the occurrence of certain dilutive events, including the issuance of certain options or convertible securities, and upon the occurrence of certain corporate events, including stock splits and dividends.

At any time after the issue of the Notes, so long as there has been no failure of the equity during the applicable measurement periods, the Company shall have the right to redeem all, but not less than all, of the conversion amount then remaining under the Notes at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding the Company’s notice of redemption and ending on the Company redemption date, by (II) the lowest conversion price in effect during such period.

Under the Notes, the holders will have certain rights upon an “Event of Default” (as defined in the Notes). Such rights include (i) the remaining principal amount of the Notes bearing interest at a rate of 10% per annum, (ii) during the Event of Default the conversion price being adjusted to the lowest of (a) the conversion price then in effect, (b) 75% of the lowest weighted average price of the Common Stock during the 30 consecutive trading day period ending on the trading day immediately preceding the date of the event of default conversion and (c) 75% of the weighted average price of the Common Stock on the date of the applicable event of default conversion, and (iii) the holder having the right to demand redemption of all or a portion of the Notes.

At any time after the earlier of the holder’s receipt of a notice of an Event of Default and the holder becoming aware of an Event of Default and ending on the 15th trading day after the later of (x) the date such Event of Default is cured and (y) the holder’s receipt of an Event of Default notice, the holder may require the Company to redeem all or any portion of the Note by delivering written notice to the Company. Each portion of this Note subject to redemption shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the holder delivers the redemption notice, by (II) the lowest conversion price in effect during such period.

“Event of Default” includes, but is not limited to (and subject to the ability to cure in certain instances): (i) failure by the Company to meet its obligations under the Registration Rights Agreement, including but not limited to failure to maintain an effective registration statement where such lapse or unavailability continues for a period of 20 consecutive days or for more than an aggregate of 90 days in any 365-day period (other than days during an allowable grace period (as defined in the Registration Rights Agreement)); (ii) (A) the suspension from trading for more than an aggregate of ten (10) trading days in any 365-day period or (B) or failure of the Common Stock to be listed on an eligible market; (iii) failure to cure conversion failures of the Notes or exercise failures of the Warrants; (iv) certain failures to have enough authorized and unreserved shares of Common Stock to satisfy conversions of the Notes or exercises of the Warrants; (v) the Company’s failure to pay to the holder any amounts when and as due under the Notes or any other transaction document; (vi) any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of indebtedness of the Company; (vii) voluntary bankruptcy of the Company; (viii) involuntary bankruptcy, receivership or other similar proceedings before a court; (ix) subject to certain limitations, a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, not covered by insurance; (x) breaches of the representations, warranties and covenants in the transaction documents only if such breach continues for a period of at least an aggregate of five (5) Trading Days; (xi) breach of the Security Agreement; (xi) any breach or failure in any respect to comply with either Sections 8, 17 or 18 of the Note; (xii) the Company fails to perform or comply with any covenant or agreement contained in the Security Agreement; (xiii) the Company shall fail to perform or comply with any covenant or agreement contained in any Master Control Account Agreement; (xiv) any material provision of any security document or Master Control Account Agreement (as determined by the applicable holder) shall at any time for any reason cease to be valid and binding on or enforceable against the Company; (xv) any Security Document, Master Control Account Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected; (xvi) any bank at which any deposit account, blocked account, lockbox account or other account of the Company is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or other similar agreement to which such bank is a party; (xvii) any material damage to, or loss, theft or destruction of, any collateral or a material amount of property of the Company, if any such event or circumstance could reasonably be expected to have a material adverse effect (xviii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the equity conditions are satisfied or that there has been no equity conditions failure or as to whether any Event of Default has occurred; (xix) the Company’s failure for any reason after the date that is six (6) months immediately following the date of issuance to satisfy the current public information requirement under Rule 144(c) of the Securities Act; (xx) if as of the applicable date of determination (A) the holder of this Note is not an affiliate of the Company and (B) the shares of Common Stock issuable pursuant to the terms of the Notes and/or exercise of the Warrants are eligible to be resold by the holder either pursuant to an effective registration statement in favor of the holder or Rule 144 of the Securities Act, the failure of such shares of Common Stock issuable pursuant to the terms of the Notes and/or such Warrant, as applicable, to be issued and delivered to the holder without any restrictive legends; or (xxi) any Event of Default occurs with respect to any other Notes.

The Notes will also provide the holders with certain rights upon the occurrence of a fundamental transaction, including but not limited to assumption rights and redemption rights.

The Company will make certain negative covenants in the Notes, pursuant to which the Company agrees not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company other than permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes in an Event of Default shall have occurred; (d) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness (other than the Notes), prior to the scheduled maturity date of such indebtedness; (e) redeem or repurchase its equity interest or declare or pay any cash dividend or distribution; (f) make, any change in the nature of its business; (g) encumber or allow any liens on, any of its intellectual property other than permitted liens; or (h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business.

The Company will make certain affirmative covenants in the Notes, pursuant to which the Company agrees to: (a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a Material Adverse Effect; (b) maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; (c) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and (d) maintain and preserve all of its intellectual property rights which are reasonably necessary in the proper conduct of its business.

Series D Warrants

In connection with the issuance of the Notes under the SPA, the Company will also issue Series D Warrants, in the form attached to the SPA as Exhibit B, in an amount equal to 16.6% of the sum of the number of shares of Common Stock actually outstanding at the closing, plus the number of shares of Common Stock deemed to be outstanding on such date pursuant to all outstanding options or convertible securities of the Company. On December 31, 2016, the number of warrants issuable upon exercise of the Series D Warrants will be increased to equal the difference, if positive, obtained by subtracting (x) the shares of Common Stock issuable under the Warrants on the date of issuance from (y) 16.6% of the sum of the number of shares of Common Stock actually outstanding on December 31, 2016, plus the number of shares of Common Stock deemed to be outstanding pursuant to all outstanding options or convertible securities of the Company.

Each Series D Warrant will be exercisable by the holder beginning six months after the date of issuance and continuing for a period five years thereafter. Each Series D Warrant will be exercisable initially at a price equal to 120% of the arithmetic average of the five (5) weighted average prices of the Common Stock on the five (5) consecutive trading days immediately prior to the closing date, subject to adjustments for certain dilutive events and subject to an exercise price floor equal to the closing bid price on the date of issuance.

The Series D Warrants are exercisable on a cashless basis in the event that there is no effective registration statement under the Securities Act covering the resale of the shares of Common Stock issuable upon exercise of the Series D Warrants.

Registration Rights Agreement

In connection with the SPA, the Company will enter into a Registration Rights Agreement in the form attached to the SPA as Exhibit C. Under the terms of the Registration Rights Agreement the Company will agree to register for resale by the Buyers under the Securities Act the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

The Company has agreed to file such registration statement within 45 calendar days of the closing and bring such registration statement effective by the earlier of (x) (i) in the event that the registration statement is not subject to a review by the SEC, 75 calendar days after the closing or (ii) in the event that the registration statement is subject to a review by the SEC, 90 calendar days after the closing and (y) the fifth business day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

If the Company fails to make its filing deadlines or fails to maintain the registration statement for the required periods of time, the Company will be subject to a penalty pursuant to which the Company shall pay to each holder an amount in cash equal to one percent (1.0%) of the aggregate principal amount outstanding of the Notes as of the applicable date of determination, whether or not included in such registration statement, on each of the following dates: (i) the day of a registration failure, (ii) the day of a filing failure; (iii) the day of an effectiveness failure; (iv) the initial day of a maintenance failure; and (v) on the thirtieth day after the date of a registration, filing, effectiveness, or maintenance failure and every thirtieth day thereafter until such failure is cured (in each case, prorated for periods of less than thirty days).

The Company will agree to keep any registration statements required by the Registration Rights Agreement effective until the earlier of (i) the date as of which the investors may sell all of the registered shares of Common Stock covered by such registration statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the investors shall have sold all of the registered shares of Common Stock covered by such registration statement.

Security Agreement

Pursuant to the SPA and the Notes, the Company will enter into a Pledge and Security Agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for all holders of the Notes. The Security Agreement creates a first priority security interest in all of the personal property of the Company of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future (the “Collateral”).

Under the Security Agreement the Company will agree to certain conditions on its maintenance and use of the Collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence of an “Event of Default” under the Security Agreement, the Collateral Agent will have certain rights under the Security Agreement including taking control of the Collateral and, in certain circumstances, selling the Collateral to cover obligations owed to the holders of the Notes pursuant to its terms. “Event of Default” under the Security Agreement means (i) any defined event of default under any one or more of the transaction documents (including the Notes), in each instance, after giving effect to any notice, grace, or cure periods provided for in the applicable document, (ii) the failure by the Company to pay any amounts when due under the Notes or any other transaction document, or (iii) the breach of any representation, warranty or covenant by the Company under the Security Agreement.

The above is a summary of the material terms and conditions of the SPA, the Notes, the Series D Warrants, the Registration Rights Agreement and the Security Agreement and is qualified in its entirety by the full terms and conditions of such agreements which are attached hereto as Exhibits 10.1 through 10.5 and are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement

10.3	Form of Series D Warrant, filed as Exhibit B to the Securities Purchase Agreement

10.4	Form of Registration Rights Agreement, filed as Exhibit C to the Securities Purchase Agreement

10.5	Form of Pledge and Security Agreement, filed as Exhibit D to the Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 29, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement

10.3	Form of Series D Warrant, filed as Exhibit B to the Securities Purchase Agreement

10.4	Form of Registration Rights Agreement, filed as Exhibit C to the Securities Purchase Agreement

10.5	Form of Pledge and Security Agreement, filed as Exhibit D to the Securities Purchase Agreement